CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Fidelity Court Street Trust
II: Fidelity Connecticut Municipal Money Market Fund (report dated January 3, 1997), Fidelity New Jersey Municipal Money Market Fund (report dated December 20, 1996), Spartan Connecticut Municipal Money Market Fund and Spartan Florida Municipal Money Market Fund (reports dated January 10,
1997), on the financial statements and financial highlights included in the November 30, 1996 Annual Reports to Shareholders of Fidelity Connecticut Municipal Money Market Fund, Fidelity New Jersey Municipal Money Market Fund, Spartan Connecticut Municipal Money Market Fund, and Spartan Florida Municipal Money Market Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/S/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
January 16, 1997